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                                   EXHIBIT 1

              Written Agreement Pursuant to Rule 13d-1(f)(1)(iii)


         Pursuant to Rule 13d-1(f)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the preceding Amendment No. 2 of CPH 2, L.L.C., CPH 3, L.L.C., Hadi Makarechian, Dale Dowers, and Barbara
A. Makarechian is filed with the Securities and Exchange Commission on behalf of each of them.

                                             CPH 2, L.L.C.


                                             By: /s/ Hadi Makarechian
                                                     Hadi Makarechian, Member


                                             CPH 3, L.L.C.


                                             By: /s/ Hadi Makarechian
                                                     Hadi Makarechian, Member


                                             /s/ Hadi Makarechian
                                                 Hadi Makarechian

                                             /s/ Dale Dowers
                                                 Dale Dowers

                                             /s/ Barbara A. Makarechian
                                                 Barbara A. Makarechian